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                                                                      EXHIBIT 11


EXHIBIT

COMPUTATION OF NET INCOME (LOSS) PER SHARE OF BENEFICIAL INTEREST

CLEVETRUST REALTY INVESTORS

PRIMARY NET INCOME (LOSS) PER SHARE (1)


                                                                                          Year Ended September 30,
                                                                               ------------------------------------------------
                                                                                  1997               1996              1995
                                                                               -----------        -----------        ----------
                                                                               (in thousands, except shares and per share data)
Income (loss) before net gains on sales of real estate
  gains on sales of securities, income taxes and
  extraordinary items                                                          $      (420)       $    (2,060)       $      596
Net gains on sales of real estate                                                   16,922                 40             2,499
Gains on sales of securities                                                             0                632                 0
Federal and state income taxes                                                      (2,714)                 0                 0
                                                                               -----------        -----------        ----------
    INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS                                        13,788             (1,388)            3,095
Extraordinary items                                                                      0                  0               790
                                                                               -----------        -----------        ----------
                             NET INCOME (LOSS)                                 $    13,788        $    (1,388)       $    3,885
                                                                               ===========        ===========        ==========

Weighted average number of Shares of Beneficial
    Interest outstanding                                                         5,138,247          5,186,099         5,459,377
                                                                               ===========        ===========        ==========

Primary net income (loss) per Share:
    Income (loss) before net gains on sales of real estate,
        gains on sales of securities, income taxes and
        extraordinary items                                                    $     (0.08)       $     (0.40)       $     0.11
    Net gains on sales of real estate                                                 3.29               0.01              0.46
    Gains on sales of securities                                                      0.00               0.12              0.00
    Federal and state income taxes                                                   (0.53)              0.00              0.00
                                                                               -----------        -----------        ----------
      INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS                                        2.68              (0.27)             0.57
    Extraordinary items                                                               0.00               0.00              0.14
                                                                               -----------        -----------        ----------
                   NET INCOME (LOSS) PER SHARE                                 $      2.68        $     (0.27)       $     0.71
                                                                               ===========        ===========        ==========

(1) Per share data is computed using the weighted average number of shares of Beneficial Interest outstanding. For 1995, the exercise of the outstanding stock options would have a dilutive effect of less than 3%.